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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES

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SUBSIDIARY                                 FORM                   OWNER                         OWNERSHIP
----------                                 ----                   -----                         ---------
TVE, Inc. (Inactive)                       Corporation      The Sports Club Company, Inc.        100.00%

SCC Development Company                    Corporation      The Sports Club Company, Inc.        100.00%

The Sports Connection Holding Company      Corporation      The Sports Club Company, Inc.        100.00%

SCC California, Inc.                       Corporation      The Sports Club Company, Inc.        100.00%

Sports Club, Inc. of California            Corporation      The Sports Club Company, Inc.        100.00%

Pontius Realty, Inc.                       Corporation      The Sports Club Company, Inc.        100.00%

Irvine Sports Club, Inc.                   Corporation      The Sports Club Company, Inc.        100.00%

The SportsMed Company, Inc.                Corporation      The Sports Club Company, Inc.        100.00%

SCC Sports Club, Inc. (Inactive)           Corporation      The Sports Club Company, Inc.        100.00%

L.A./Irvine Sports Clubs, Ltd.             Partnership      Sports Club, Inc. of                  50.10%
                                                            California

Talla New York, Inc.                       Corporation      Sports Club, Inc. of                 100.00%
                                                            California

Reebok-Sports Club/NY                      Partnership      Talla New York, Inc.                  60.00%

El Segundo-TDC, Ltd.                       Partnership      The Spectrum Club Company, Inc.       17.19%
                                                            Pontius Realty, Inc.                   0.75%
                                                            Sports Club, Inc. of                   9.89%
                                                            California
                                                            The Sports Club Company, Inc.          9.89%

Sports Connection ES/MB                    Partnership      The Spectrum Club Company, Inc.       43.73%
                                                            El Segundo-TDC, Ltd.                   6.27%

SCC Nevada, Inc.                           Corporation      The Sports Club Company, Inc.        100.00%

SF Sports Club, Inc.                       Corporation      The Sports Club Company, Inc.        100.00%

Washington D.C. Sports Club, Inc.          Corporation      The Sports Club Company, Inc.        100.00%

HFA Services, Inc.                         Corporation      The SportsMed Company, Inc.          100.00%

Sepulveda Realty and Development Co. Inc.  Corporation      The Sports Club Company, Inc.        100.00%

SCC Realty Company                         Corporation      The Sports Club Company, Inc.        100.00%

NY Sports Club, Inc.                       Corporation      The Sports Club Company, Inc.        100.00%
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